UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	November 13, 2007

SMOKERS LOZENGE INC.
(Exact name of registrant as specified in its chapter)

NEVADA	000-52207	98-0512139
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

200-245 East Liberty Street, Reno, NV		89501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		604-893-8778

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

( )	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
( )	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( )	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))
( )	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 3 – Securities and Trading Markets Item 3.02 – Unregistered Sales of Equity Securities

Effective November 13, 2007, 800,000 shares of common stock, par value of $ 0.001 were allotted and issued to Locksley Samuels. These shares were issued for repayment of a loan granted to the Registrant in the amount of $ 10,000. As a result of the aforesaid share issuance, Mr. Samuels is now a principal shareholder owning 36% of the outstanding common stock of the Registrant. Mr. Samuels is neither an officer nor director of the Registrant.

The issued and outstanding share capital of the Registrant is now 3,000,000 shares of common stock.

The offer and sale of the shares were exempt from registration pursuant to section 4(2) of the Securities Act, Rule 701 and Rule 506 of Regulation D promulgated thereunder. We limited the manner of the offering and provided disclosure regarding the offering and the Registrant to the stockholders. These sales were also exempt under Regulation S under the Securities Act, as such sales were made in offshore transactions to non-U.S. persons.

Section 5 – Corporate Governance and Management.

Section 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 16, 2007, the Registrant filed a notice with the Secretary of State for Nevada, pursuant to NRS 78.385 and 78.390 of the Nevada Statutes, whereby the Registrant increased its authorized share capital and outstanding common stock as follows:

The number of authorized common stock, par value $0.001, was increased on a one for 15 basis, and the authorized common stock increased from 200,000,000 to 3,000,000,000. Accordingly, the number of issued common stock increased from 3,000,000 to 45,000,000.

The increase in authorized share capital and outstanding common stock was approved by majority vote.

Section 9 – Financial Statements and Exhibits Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Amended Articles of Incorporation dated November 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMOKERS LOZENGE INC.

Date : November 19, 2007	By :	/s/ Dudley Delapenha
Dudley Delapenha,
President and CEO